                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of i2 Technologies, Inc. of our report dated January 26, 1998, except with respect to paragraph 3 of Note 4, as to which the date is August 14, 1998 and paragraph 4 of Note 4, as to which the date is March 10, 2000, with respect to the consolidated financial statements of Aspect Development, Inc. included in the Annual Report (Form 10-K) of Aspect Development, Inc. for the year ended December 31, 1999, that is also incorporated by reference in this Registration Statement.



                                                          /s/ ERNST & YOUNG LLP


Palo Alto, California
June 8, 2001